Exhibit 3

Rinker Group Limited

Quarterly Financial Information

Fourth Quarter of Year Ended 31 March 2006

Important: Quarterly results are unaudited. Results are shown under A-IFRS. See note 1 below.

	Information under A-IFRS footnote (1)
	US$ million footnote (1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2006)	2005	2005	2005	2006
Rinker group
Revenue	1,240	1,311	1,242	1,316
EBITDA(2)	335.4	334.8	300.5	383.8
Depreciation	46.0	47.3	47.6	49.7
Amortisation	4.9	5.1	4.3	4.0
EBIT(2)	284.5	282.4	248.6	330.1
PAT(2)	181.0	184.5	160.7	214.0

Diluted EPS (cents per ord. share)	19.3	19.9	17.5	23.6
Diluted EPS per ADR (1 ADR = 5 ord. shares)	96.5	99.3	87.5	117.7
Diluted No. of shares for EPS calc. (million)	937.9	929.2	917.7	909.1

Free Cash Flow(3)	172.7	154.8	252.8	98.3

Net Debt(4)	162	275	302	361
Gearing (Net Debt/Net Debt+Equity)(5)	5.9%	9.5%	10.7%	11.9%

Average exchange rate (A$1=US$) (6)	0.7679	0.7550	0.7393	0.7310

	Restated under A-IFRS footnote (1)
	US$ million footnote (1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005
Rinker group
Revenue	1,058	1,075	1,094	1,082
EBITDA(2)	228.6	249.9	229.7	261.9
Depreciation	42.8	45.2	46.7	46.4
Amortisation	3.4	4.1	3.4	3.2
EBIT(2)	182.4	200.7	179.6	212.5
PAT(2)	112.0	128.5	108.7	144.0

Diluted EPS (cents per ord. share)	11.9	13.6	11.6	15.3
Diluted EPS per ADR (1 ADR = 5 ord. shares)	59.3	68.2	57.8	76.5
Diluted No. of shares for EPS calc. (million)	944.5	941.5	941.2	941.2

Free Cash Flow(3)	67.9	150.7	91.5	106.8

Net Debt(4)	589	502	416	280
Gearing (Net Debt/Net Debt+Equity)(5)	21.6%	18.0%	14.6%	9.9%

Average exchange rate (A$1=US$) (6)	0.7073	0.7075	0.7671	0.7776

	Rinker Group Limited
	Quarterly Financial Information
	Information under A-IFRS footnote (1)
	US$ million footnote (1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2006)	2005	2005	2005	2006

Segment Revenue
Aggregate	256	272	267	279
Cement	110	122	115	140
Concrete, block, asphalt	508	553	529	590
Concrete pipe and products	145	148	141	142
Other	89	90	91	101
Intercompany eliminations	(152)	(166)	(161)	(179)
Rinker Materials	956	1,019	982	1,073
Readymix ($US)	283	292	261	243
Readymix ($A)	369	387	352	332
Consolidated Rinker group	1,240	1,311	1,242	1,316

Segment EBIT
Aggregate	62.1	66.9	62.3	71.3
Cement	31.8	34.3	30.2	46.2
Concrete, block, asphalt	80.3	99.9	83.5	110.6
Concrete pipe and products	34.2	34.1	29.4	35.5
Other	37.5	6.0	7.7	15.2
Rinker Materials	245.8	241.2	213.1	278.9
Readymix ($US)	41.1	44.4	38.5	55.1
Readymix ($A)	53.5	58.8	52.0	72.3
Corporate	(2.4)	(3.2)	(3.0)	(3.9)
Consolidated Rinker group	284.5	282.4	248.6	330.1

Segment Depreciation and Amortisation
Aggregate	14.8	15.4	15.8	16.3
Cement	3.4	3.8	3.4	3.5
Concrete, block, asphalt	12.3	12.7	13.1	14.3
Concrete pipe and products	6.1	6.2	6.3	6.2
Other	1.3	1.4	1.4	1.6
Rinker Materials	37.9	39.5	39.9	41.9
Readymix ($US)	13.0	12.8	12.0	11.9
Readymix ($A)	16.9	17.0	16.2	16.2
Consolidated Rinker group	50.9	52.4	51.9	53.8

Segment EBITDA
Aggregate	76.9	82.3	78.0	87.6
Cement	35.1	38.1	33.6	49.6
Concrete, block, asphalt	92.6	112.6	96.6	124.9
Concrete pipe and products	40.3	40.4	35.7	41.8
Other	38.8	7.4	9.1	16.8
Rinker Materials	283.7	280.7	253.1	320.7
Readymix ($US)	54.1	57.3	50.4	67.0
Readymix ($A)	70.4	75.9	68.2	88.5
Corporate	(2.4)	(3.2)	(3.0)	(3.9)
Consolidated Rinker group	335.4	334.8	300.5	383.8

	Rinker Group Limited
	Quarterly Financial Information
	Restated under A-IFRS footnote (1)
	US$ millionfootnote (1)
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005

Segment Revenue
Aggregate	218	216	215	213
Cement	93	88	100	108
Concrete, block, asphalt	394	401	410	430
Concrete pipe and products	121	133	112	106
Other	117	107	127	110
Intercompany eliminations	(121)	(116)	(130)	(133)
Rinker Materials	822	829	834	833
Readymix ($US)	236	246	260	249
Readymix ($A)	333	349	339	320
Consolidated Rinker group	1,058	1,075	1,094	1,082

Segment EBIT
Aggregate	49.3	50.5	49.9	45.6
Cement	25.9	26.9	34.5	30.4
Concrete, block, asphalt	43.2	45.7	54.4	69.1
Concrete pipe and products	23.1	29.1	19.7	17.7
Other	6.0	8.5	(8.6)	18.7
Rinker Materials	147.5	160.7	149.9	181.5
Readymix ($US)	37.1	42.7	32.2	34.8
Readymix ($A)	52.5	60.4	42.0	44.8
Corporate	(2.3)	(2.8)	(2.5)	(3.9)
Consolidated Rinker group	182.4	200.7	179.6	212.5

Segment Depreciation and Amortisation
Aggregate	12.8	13.0	13.6	13.5
Cement	3.3	3.3	3.3	3.4
Concrete, block, asphalt	10.3	11.1	11.7	12.3
Concrete pipe and products	6.3	6.2	6.1	6.2
Other	3.3	3.3	3.2	1.7
Rinker Materials	36.0	36.9	37.8	37.1
Readymix ($US)	10.3	12.3	12.2	12.3
Readymix ($A)	14.5	17.4	15.9	15.9
Consolidated Rinker group	46.3	49.2	50.1	49.5

Segment EBITDA
Aggregate	62.1	63.5	63.4	59.2
Cement	29.2	30.2	37.9	33.7
Concrete, block, asphalt	53.5	56.8	66.1	81.5
Concrete pipe and products	29.4	35.3	25.8	23.8
Other	9.3	11.8	(5.4)	20.4
Rinker Materials	183.5	197.6	187.7	218.6
Readymix ($US)	47.4	55.0	44.4	47.1
Readymix ($A)	66.9	77.8	57.9	60.7
Corporate	(2.3)	(2.8)	(2.5)	(3.9)
Consolidated Rinker group	228.6	249.9	229.7	261.9

Footnotes

(1)          All quarterly results are unaudited.

Rinker is required to adopt Australian Equivalents to International Financial Reporting Standards (A-IFRS) with effect from the current year, the year ending 31 March 2006 (YEM06). Accordingly, Rinker’s accounting policies have now been amended to ensure consistency with A-IFRS and results shown for YEM06 have been prepared under those A-IFRS accounting policies. Previous disclosures concerning the impact of A-IFRS included at Note 39 on page 39 of Rinker’s Full Financial Report for the year ended 31 March 2005 and disclosures included in the quarterly business update at 30 June 2005 presented Rinker’s best estimate of the impact of A-IFRS at those dates but were preliminary in nature.

In addition, results shown for the year ended 31 March 2005 have now been fully restated to be comparable to current year.

The principal impact of A-IFRS on reported results is the reduction in goodwill amortisation expense to zero. Prior to the adoption of A-IFRS Rinker’s goodwill amortisation expense during the year ended 31 March 2005 was US$56.3 million. Additional information is included in footnote 2 of Rinker’s Half Year Report for the six months ended 30 September 2005.

Rinker’s US and Australian subsidiaries each generate virtually all revenue and incur all costs in their local currency. As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of earnings. As a result, US$ performance represents the most appropriate measure of Rinker’s performance and value. Under A-IFRS, Rinker’s selected reporting currency is US$, although Readymix results will continue to be disclosed in both US$ and A$.

Rinker’s first audited financial report prepared under A-IFRS will be the annual report for the year ended 31 March 2006.

(2)          PAT represents Net profit attributable to members of Rinker Group Limited. EBIT represents Profit before finance and income tax expense. EBITDA represents EBIT prior to Depreciation and Amortisation.

(3)          Free Cash Flow represents Net cash from operating activities less (1) operating capital expenditure included in cashflows from purchase of property, plant and equipment, (2) interest paid and (3) payments for shares held in trust under long-term incentive plans.

	Information under A-IFRS
	US$ million
Quarter ended 31 March	2006	2005
Profit before finance and income tax expense	330.1	212.5
Depreciation and amortisation	53.8	49.5
Net income tax (paid)	(239.4)	(109.6)
Change in working capital	24.2	18.1
(Profit)/loss on asset sales	(21.1)	(9.1)
Interest received	4.4	6.8
Other	15.5	23.4
Net Cash from operating activities	167.5	191.6
Operating capital expenditure	(57.2)	(57.9)
Interest paid	(12.0)	(19.2)
Payments for shares held in trust	—	(7.7)
Free Cash Flow	98.3	106.8

Capital expenditure summary:
Operating capital expenditure	(57.2)	(57.9)
Developmental capital expenditure	(77.3)	(20.9)
Total purchase of property plant and equipment	(134.5)	(78.8)
Purchase of businesses	(127.8)	(12.5)
Total capital expenditure	(262.3)	(91.3)

(4)          Net Debt represents current and non-current borrowings less cash and cash equivalents.

	Information under A-IFRS
	US$ million
	31 March	31 March
As at	2006	2005
Current borrowings	5.4	257.1
Non-current borrowings	645.2	610.9
Less: Cash and cash equivalents	(289.1)	(588.2)
Net Debt	361.5	279.8

(5)          Gearing/leverage represents (a) Net Debt divided by Equity and (b) Net Debt divided by Net Debt plus Equity.

	Information under A-IFRS
	US$ million
	31 March	31 March
As at	2006	2005
Net Debt	361.5	279.8
Equity	2,687.3	2,551.1
Gearing/leverage (Net Debt/Equity)	13.5%	11.0%
Gearing/leverage (Net debt/Net Debt+Equity)	11.9%	9.9%

(6)          This represents the average exchange rate used to translate Readymix A$ results into US$ during the quarter.